UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2012 (June 30, 2011)

General Red International, Inc.

(Exact name of registrant as specified in charter)

Texas

(State or other jurisdiction of incorporation)

000-50471 (Commission File Number)	75-2524355 (IRS Employer Identification No.)

Suite 1501, Plaza B, Jianwai SOHU

No. 39, Eastern Three Ring Middle Road

Chaoyang District, Beijing, China

Postal Code: 100020

(Address of principal executive offices and zip code)

(86) 10-5869-9681

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2011, the Registrant’s wholly-owned subsidiary, General Red Company, Ltd., a company incorporated under the laws of the British Virgin Islands (“GREC BVI”), assigned to its wholly-owned subsidiary, Sheng Da Holdings Limited, a company incorporated under the laws of the British Virgin Islands (“Sheng Da”), all of its right, title and interest in a series of agreements, dated November 17, 2008 (the “VIE Agreements”). The VIE Agreements included a Consultation Agreement, Operating Agreement, Share Pledge Agreement, Proxy Agreement and Option Agreement, all of which gave GREC BVI control over Xingguo General Red Navel Orange Preservation Company, Ltd., a PRC limited liability company (“Xingguo”). Xingguo is engaged in preserving, packaging and marketing premium navel oranges in the PRC. Prior to June 30, 2011, Xingguo was a variable interest entity controlled by GREC BVI through the VIE Agreements. GREC BVI had no direct equity interest in Xingguo.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 26, 2011, GREC BVI sold and transferred all of its equity interests in Sheng Da, to General Red Holding, Inc., a Delaware corporation (“GRED DE”), for a purchase price of $23,000 (the “Purchase Price”). As a result of such transfer, Sheng Da became a wholly-owned subsidiary of GRED DE. Sheng Da through the VIE Agreements controlled Xingguo, which was the only operating asset held by the Registrant. As a result of the sale of Sheng Da, the Registrant has ceased to conduct operations.

Xingping Hou is a director of the Registrant and the sole director of each of GREC BVI and GRED DE. Mr. Hou is also President of both the Registrant and GRED DE. As of the date of this report, shareholders representing approximately 96.84% of the equity interests of the Registrant own approximately 48.31% percent of the issued and outstanding shares of GRED DE.

In June 2011, the Registrant engaged an independent appraiser to value the VIE Agreements in connection with the sale. The per share valuation of the VIE Agreements was aapproximately $0.067 per share. The Purchase Price represents the value of the shares of the Registrant, in the aggregate, owned by those shareholders of the Registrant who are not also shareholders of GRED DE. Those shareholders will receive $0.067 per share owned by them as of September 26, 2011. The remaining shareholders have waived their right to receive any consideration in connection with the sale.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement to Transfer Consulting Agreement, dated June 30, 2011, by and among GREC BVI and Xingguo.
10.2	Agreement to Transfer Operating Agreement, dated June 30, 2011, by and among GREC BVI and Xingguo.
10.3	Amendment to Equity Pledge Agreement, dated June 30, 2011, by and among GREC BVI, Xingguo and the shareholder of Xingguo.
10.4	Designation Agreement, dated June 30, 2011, by and among GREC BVI and Xingguo.
10.5	Agreement to Transfer Option Agreement, dated June 30, 2011, by and among GREC BVI, Xingguo and the shareholder of Xingguo.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL RED INTERNATIONAL, INC.

Date: June 25, 2012	By:	/s/ Xingping Hou
	Name:	Xingping Hou
	Title:	President, Chairman of the Board

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